FILED PURSUANT TO RULE 424(B)(3)
                                                   REGISTRATION NUMBER 333-77055

                                                STICKER SUPPLEMENT TO SUPPLEMENT
                                                NO.1     DATED     AUGUST    17,
                                                1999; SUPPLEMENT  NO.   1  DATED
                                                AUGUST   17  TO  BE  USED   WITH
                                                PROSPECTUS DATED AUGUST 3, 1999


                    SUMMARY OF SUPPLEMENT NO. 1 TO PROSPECTUS
                 (SEE THE SUPPLEMENT FOR ADDITIONAL INFORMATION)

Supplement No. 1 dated August 17, 1999:

     (1) Reports on the election of four additional directors to our board of directors and certain other recent developments.

     (2) Reports on our proposed purchase of 5 Homewood Suites(Reg. TM) Hotels.